Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Southern National Bancorp of Virginia, Inc.:

We consent to the use of our report dated March 5, 2013, incorporated by reference herein, with respect to the consolidated balance sheets of Southern National Bancorp of Virginia, Inc. and subsidiary (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and to the reference to our firm under the heading “Experts” in the registration statement on Form S-4.

Our report dated March 5, 2013 states that the consolidated financial statements of the Company as of December 31, 2010 were audited by other auditors whose report dated March 15, 2011 expressed an unqualified opinion on those statements before the restatement described in Note 2 to the consolidated financial statements.

/s/ KPMG LLP___________________________

McLean, Virginia

March 14, 2014